UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2011

Attitude Drinks Incorporated
(Exact name of registrant as specified in its charter)

Delaware	(000-52904)	65-0109088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

10415 Riverside Drive # 101, Palm Beach Gardens, Florida 33410-4237
(Address of principal executive offices) (Zip Code)

Telephone number: (561) 227-2727

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.      Entry into a Material Definitive Agreement.

On July 15, 2011, the Company entered into a Subscription Agreement for convertible debt financing up to $1,000,000 with an interest rate of 10%. The notes are due eighteen months after the issuance thereof. One Class A Common Stock Purchase Warrant will be issued for every share which would be issued on the closing date assuming the complete conversion of the notes on the closing date at a conversion price of $0.02.   The exercise price to acquire a Warrant Share upon exercise of a Class A Warrant is $0.02, subject to reduction as described in the Class A Warrant.  The Class A Warrants are exercisable until five years after the issue date of the Warrants. Subscribers in the offering included holders of the Company’s senior secured notes and warrants.

The net proceeds of the financing, after deducting placement agent fees, legal fees and the estimated offering expenses borne by the Company, will be used for inventory and product production, payment of certain debt, promotion expenses, employee compensation and benefits,  and working capital of the Company.  The placement agent is also entitled to warrants to purchase the Company’s common stock equal to ten percent of the Class A Warrants issued and certain expenses.  The Warrants are identical to those issued to the investors and  expire five (5) years after the closing.   Copies of the transaction documents are included as Exhibits to this Form 8-K.

At July 15, 2011, the Company had 102,899,328 shares of common stock issued and outstanding.

Item 3.02.      Unregistered Sales of Equity Securities

In connection with the financing set forth above in Item 1.01, which is incorporated by reference herein, on July 15, 2011, the Company issued Convertible Promissory Notes in the aggregate principal amount of $500,000 and related Class A Warrants to purchase 25,000,000 shares.  Further, the placement agent was issued a Class A Warrant representing the right to purchase 2,500,000 shares of the Company’s common stock and a convertible promissory note in the principal amount of $15,000 representing a non-accountable expense allowance. The foregoing securities were issued in reliance upon an exemption from registration under Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended. All of the investors were accredited investors and/or had preexisting relationships with the Company, there was no general solicitation or advertising in connection with the offer or sale of securities and the securities were issued with a restrictive legend.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Subscription Agreement
10.2	Form of Convertible Promissory Note
10.3	Form of Class A Common Stock Purchase Warrant
10.4	Form of Fourth Amendment and Consent Agreement
10.5	Escrow Agreement
10.6	Placement Agent Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2011

ATTITUDE DRINKS INCORPORATED

By: /s/ Roy G. Warren
Name: Roy G. Warren
Title: President and Chief Executive Officer